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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this registration statement/proxy form on Form S-4 of our report dated February 16, 2000 which appears in such registration statement/proxy. We also consent to the references to us under the heading "Experts" in such registration statement/proxy.



/s/ PricewaterhouseCoopers LLP
San Jose, California
March 3, 2000